Exhibit 10.13

SUPERGEN, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT

This Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) is entered into as of December 31, 2003 (the “Effective Date”), by and between SuperGen, Inc., a Delaware corporation (the “Company”), and Joseph Rubinfeld (“Employee”).

BACKGROUND

A.                                   The Company and Employee were parties to (i) that certain Employment, Confidential Information and Invention Assignment Agreement, dated as of January 1, 1994, as amended by Amendment No. 1 dated January 17, 1996, and as further amended and restated on January 1, 1998, (the “First Agreement”) and (ii) that certain Executive Employment, Confidential Information, Invention Assignment and Arbitration Agreement, dated March 1, 2002 (the “Second Agreement”), which superseded in its entirety the First Agreement (collectively, the “Prior Employment Agreements”).

B.                                     The Second Agreement will expire by its terms on December 31, 2003, and the parties desire to enter into this Agreement, which supersedes in its entirety the Prior Employment Agreements.

C.                                     Pursuant to the terms of the Second Agreement, which expires by its terms on December 31, 2003, Employee serves as the Company’s President and Chief Executive Officer.

NOW THEREFORE, in consideration of the respective covenants and agreements of the parties contained in this Agreement, the Company and Employee agree as follows:

AGREEMENT

1.                                       TERM.  The Company hereby agrees to employ Employee, and Employee hereby accepts employment, on the terms and conditions set forth herein.  The term of this Agreement shall commence upon the Effective Date and shall continue until and including December 31, 2004, unless otherwise terminated sooner by the parties (the “Term”).  The parties may agree to enter into another at-will employment agreement, on terms agreeable to both parties, at the end of the Term; provided, however, that Employee’s annualized base salary pursuant to such agreement shall not be less than $595,000, less applicable withholdings.

2.                                       AT-WILL EMPLOYMENT.  Notwithstanding the foregoing in Section 1 above, the parties agree that Employee’s employment with the Company will be “at-will” employment and may be terminated for any reason at any time with or without notice.  Employee understands and agrees that neither his job performance, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment or extension, by implication or otherwise, of his employment with the Company.

3.                                       POSITION AND DUTIES.  Effective at midnight, Pacific Standard Time, on December 31, 2003, the Parties agree to Employee’s reassignment to the position of Chief Scientist of the Company from that of President and Chief Executive Officer of the Company (the “Reassignment”).  As a result of the Reassignment, Employee shall no longer be employed by the Company as an officer, and Employee hereby expressly consents to such Reassignment and resigns as President and Chief Executive Officer of the Company effective as of midnight, Pacific Standard Time, on December 31, 2003.  Employee will render such business and professional services in the performance of his duties as Chief Scientist as the Company will reasonably assign to him.  During the Term, Employee agrees to be available to perform employment services at Employee’s home office for no more than twenty (20) hours per week (at the request of the Company), provided that Employee agrees to be periodically available at the Company’s Dublin facilities upon the reasonable request of the Company.

4.                                       BOARD MEMBERSHIP.  Notwithstanding the Reassignment, Employee shall continue to serve as a member on the Company’s board of directors (the “Board”) until the next regularly scheduled meeting of the Company’s stockholders.  The Company will use reasonable efforts to nominate him to reelection as a member of the Board at that regularly scheduled meeting of stockholders and will use reasonable efforts to effect such reelection.  Employee shall serve on the Board as Chair Emeritus, with full membership and under the same terms and conditions to which all directors are subject.

5.                                       CONFIDENTIAL INFORMATION.

(a)                                  COMPANY INFORMATION.  Employee agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company.  Employee understands that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during his entire term of his employment with the Company), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information.  Employee further understands that Confidential Information does not include any of the foregoing items, which have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.  The parties agree that disclosures of Confidential Information may be made by Employee, and that this paragraph shall not apply, (i) to the extent necessary to comply with governmental disclosure requirements or applicable laws, (ii) pursuant to subpoena or order of any judicial, legislative, executive, regulatory or administrative body, or for Employee to lawfully enforce Employee’s rights under this Agreement and (iii) to employees, advisors, legal counsel and financial advisors as may be necessary and appropriate in connection with the proper performance and enforcement of this Agreement.

(b)                                 FORMER EMPLOYER INFORMATION.  Employee agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that he will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)                                  THIRD PARTY INFORMATION.  Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party.

6.                                       INVENTIONS.

(a)                                  INVENTIONS RETAINED AND LICENSED.  Employee has no inventions, original works of authorship, developments, improvements, and trade secrets which were made by him prior to his employment with the Company (collectively referred to as “Prior Inventions”), which belong to him, which relate to the Company’s proposed business, products or research and development, and which were not previously assigned to the Company.  If in the course of Employee’s employment with the Company, Employee incorporates into a Company product, process or service Prior Inventions owned by Employee or in which Employee has an interest, Employee hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Inventions as part of or in connection with such product, process or service, and to practice any methods related thereto.

(b)                                 ASSIGNMENT OF INVENTIONS.  Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, as a result of and within the scope of his duties as an Employee of the Company and during the period of time Employee is in the employ of the Company (collectively referred to as “Company Inventions”), except as provided in Section 6(f) below.  Employee further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Company, and which are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act.  Employee understands and agrees that the decision whether or not to commercialize or market any Company Inventions developed by Employee solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.  The parties agree that any and all inventions, original works of authorship, development, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws which are made by Employee (solely or jointly with others) that are not within the scope of his duties for the Company (i.e., not during the time that he is actually performing duties for the Company) (collectively referred to as “non-Company Inventions”) shall not be subject to this paragraph and shall be the sole property of Employee and that he shall have the sole right, title and interest in any such non-Company Inventions.

(c)                                  INVENTIONS ASSIGNED TO THE UNITED STATES.  Employee agrees to assign to the United States government all his right, title, and interest in and to any and all Company Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)                                 MAINTENANCE OF RECORDS.  Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the period of his employment with the Company.  The records will be in the form of dated notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(e)                                  PATENT AND COPYRIGHT REGISTRATIONS.  Employee agrees to cooperate and assist the Company, or its designee, agents, and representatives, at the Company’s expense, in every proper way to secure and perfect the Company’s rights, title and interest in the Company Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the preparation and execution of all applications, patent applications, specifications, oaths, assignments, statements, declarations, petitions, certificates and petitions for correction and all other instruments which the Company or any government agency shall deem necessary in order to apply for, prosecute, correct and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries.  Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement without further consideration.  In addition, Employee covenants and agrees to take no action that would impair or interfere with the Company’s quiet enjoyment of its sole and exclusive rights, title and interest in and to such Company Inventions after termination of this Agreement.  If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue, prosecute or correct any application for any United States or foreign patents or copyright registrations covering Company Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution, correction, maintenance and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

(f)                                    EXCEPTION TO ASSIGNMENTS.  Employee understands that the provisions of this Agreement requiring assignment of Company Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A) or to any non-Company Inventions.  Employee will advise the Company in writing, within thirty (30) days, of any inventions that Employee believes meet the criteria in California Labor Code Section 2870.

7.                                       COMPENSATION, BONUS AND FRINGE BENEFITS.

(a)                                  BASE SALARY.  During the Term, the Company will pay Employee as compensation for his services a base salary at the annualized rate of Five Hundred and Ninety Five Thousand Dollars ($595,000), less applicable withholdings (the “Base Salary”).  The Base Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices.

(b)                                 DISCRETIONARY BONUS.  Employee shall be entitled to a discretionary bonus payment for 2003 in the amount of Two Hundred and Fifty Thousand Dollars ($250,000), less applicable withholdings (the “Bonus”). The Company shall pay Employee the Bonus within ten (10) business days after Employee executes (and does not revoke) the Release (as defined below), and the Release becomes effective (the “Release Date”).

(c)                                  OTHER BENEFITS.  Employee shall be entitled to participate in such group life, pension, disability, accident, hospital and medical insurance plans, and such other plan or plans which may be instituted by the Company for the benefit of its employees generally, upon such terms as may be therein provided of general application to all employees of the Company and such other benefits as are mutually deemed appropriate to the position held by Employee and to the discharge of Employee’s duties.  Employee shall be entitled to not less than twenty (20) business days’ vacation per year, with remuneration.

(d)                                 LIFE INSURANCE.  During the Term, the Company, at its expense, will maintain life insurance on behalf of Employee equal to one hundred and fifty percent (150%) of the Base Salary.  Employee will be entitled to select personal beneficiaries for 100% of the proceeds of the insurance policy.  The Company will provide Employee with additional cash compensation at the end of each calendar year to fully offset taxes attributable to Employee as a result of payment of the life insurance premiums by the Company.

8.                                       EXPENSES.  The Company will reimburse Employee, in accordance with the Company’s established policies, for reasonable business related expenses incurred by Employee in furtherance of or in connection with the performance of Employee’s duties hereunder, including reasonable expenses incurred in connection with Employee’s home office (including but not limited to a computer, telephone, fax and internet charges).  Employee shall furnish the Company with evidence of such expenses within a reasonable period of time from the date such expenses were incurred.

9.                                       TERMINATION BENEFITS.

(a)                                  INVOLUNTARILY TERMINATION.  If, during the Term, the Company terminates Employee’s employment with the Company other than for Cause (as defined herein), death or Disability (as defined herein), and Employee signs and does not revoke a standard release of claims with the Company, then Employee will be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, until December 31, 2004  (the “Payment”).  The Payment will be paid in accordance with the Company’s normal payroll practices.

(b)                                 VOLUNTARY TERMINATION.  In the event the Employee voluntarily terminates his employment with the Company for any reason (except as otherwise provided for herein) during the Term, and Employee signs and does not revoke a standard release of claims with the Company, then Employee will be entitled to receive continuing payments (less applicable withholding taxes) at a rate equal to 50% of his Base Salary rate, as then in effect, until December 31, 2004 (the “Continuing Payment”). The Continuing Payment will be paid in accordance with the Company’s normal payroll practices.

(c)                                  TERMINATION FOR CAUSE, DEATH OR DISABILITY.  In the event Employee’s employment with the Company is terminated for Cause, death or Disability, then Employee shall not be entitled to receive the Payment or the Continuing Payment, but may be eligible for those benefits (if any) as may then be established under the Company’s then existing severance policies at the time of such termination.

(d)                                 ACCRUED WAGES AND VACATION; EXPENSES.  Without regard to the reason for, or the timing of, Employee’s termination of employment:  (i) the Company shall pay Employee any unpaid base salary due for periods prior to his termination of employment; (ii) the Company shall pay Employee all of Employee’s accrued and unused vacation through his termination of employment; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse Employee for all expenses reasonably and necessarily incurred by Employee in connection with the business of the Company prior to his termination of employment.  These payments shall be made promptly upon Employee’s termination of employment and within the period of time mandated by law.

(e)                                  CAUSE.  For the purposes of this Agreement, “Cause” means (i) any act of personal dishonesty taken by Employee in connection with his responsibilities which is intended to result in personal enrichment of Employee, (ii) Employee’s conviction of a felony, (iii) any act by Employee that constitutes material misconduct and is injurious to the Company, or (iv) continued violations by Employee of his obligations to the Company; provided that, in each case except (ii), Employee has received written notice of the described activity, has been afforded a reasonable opportunity to cure or correct the activity (not to exceed 15 days) as described in the notice, and has failed to cure, correct or cease the activity, as appropriate.

(f)                                    DISABILITY.  For purposes of this Agreement, “Disability” shall mean a disability, due to illness or injury, which materially limits Employee from performing each of his material and substantial duties, even with reasonable accommodation, for a period of six (6) consecutive months.  The Company shall provide Employee fourteen (14) days’ written notice of termination for Disability.

10.                                 STOCK OPTIONS.

(a)                                  MILESTONE STOCK OPTIONS.  Employee has heretofore been granted by the Company options to purchase the Company’s common stock, which vest upon the attainment of certain milestones and triggers (the “Milestone Option”).  As of the date hereof, approximately 300,000 shares subject to the Milestone Option are unvested.  The Company shall accelerate, on or about the Release Date, the vesting of 170,000 shares subject to the Milestone Option, in tranches of 100,000 shares and 70,000 shares respectively, as identified by Employee.  The remaining 130,000 shares subject to the Milestone Option shall continue to vest in accordance with the terms of the stock option plan under which they were issued and the stock option agreement between the Company and Employee

(b)                                 OPTION ACCELERATION IN THE EVENT OF INVOLUNTARY TERMINATION FOLLOWING A CHANGE OF CONTROL.  If, during the Term, Employee’s employment with the Company or a successor corporation is terminated by the Company or successor corporation as a result of an Involuntary Termination (as defined below) following a Change of Control (as defined below), Employee shall be entitled to full acceleration of the vesting of any then unvested stock options (including all unvested Milestone Options) then held by Employee, and such accelerated options shall remain subject to and be exercisable in accordance with the terms of the stock option plan under which they were issued and the stock option agreement between the Company and Employee.

(c)                                  CHANGE OF CONTROL.  For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events:  (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(d)                                 INVOLUNTARY TERMINATION.  For purposes of this Agreement, “Involuntary Termination” means (i) without Employee’s express written consent, a significant reduction of Employee’s duties, position or responsibilities relative to Employee’s duties, position or responsibilities in effect immediately prior to such reduction; (ii) without Employee’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (iii) without Employee’s express written consent, a material reduction by the Company of Employee’s Base Salary as in effect immediately prior to such reduction; (iv) without Employee’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee’s overall benefits package is significantly reduced; (v) without Employee’s express written consent, the relocation of Employee to a facility or a location more than fifty (50) miles from his current location, or (vi) any purported termination of Employee other than for Cause (as defined in this Agreement).

11.                                 RELEASE OF CLAIMS.  In consideration for the receipt of the Bonus provided for in Section 7(b) hereof, Employee agrees to execute and not revoke, in the form substantially attached hereto as Exhibit B, a mutual release of claims covering potential claims by both parties against the other up to and including the Effective Date (the “Release”).  In no event shall the Company be obligated to provide, and Employee shall have no right to receive, the Bonus in the event (i) Employee fails to execute the Release or (ii) Employee revokes the Release.  Furthermore, in consideration of the Termination Benefits provided for in Sections 9(a) and/or 9(b), Employee agrees to execute and not revoke, in a form substantially similar to Exhibit C, a mutual release of claims for the time period covering the Term (the “Second Release”).  The Company will also execute the Release and the Second Release once, and if, Employee executes each document.

12.                                 LIMITATION ON PAYMENTS.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee, including but not limited to, the accelerated vesting of any stock options previously or hereafter granted to Employee, (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s benefits under this Agreement shall be reduced to the extent necessary in order to avoid such benefits being subject to the Excise Tax.

Unless the Company and Employee otherwise agree in writing, any determination required under this Section 12 shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Employee and the Company for all purposes.  For purposes of making the calculations required by this Section 12, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code.  The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 12.

13.                                 NONSOLICITATION.  During the Term and for a period of twelve (12) months following Employee’s termination of employment with the Company for any reason, Employee agrees that he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or attempt to solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment with the Company, either for himself or any other person or entity.

14.                                 NON-COOPERATION.  Employee agrees that he will not counsel or assist any stockholder of the Company, attorneys, their clients or any individual in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, stockholder or attorney of the Company, unless (a) under a subpoena or other court order to do so or (b) pursuant to a derivative action against the Company where Employee is in the plaintiff class.

15.                                 NON-DISPARAGEMENT.  Employee agrees to refrain from any defamation, libel or slander of the Company, any parent or subsidiary of the Company and/or any officer, director, employee, agent, representative, stockholder, successor, predecessor or affiliate thereof or to engage in any tortious interference with the contracts and relationships of the Company, any parent and/or subsidiary of the Company.  The Company, any parent or subsidiary of the Company and/or any officer, director, employee, agent, representative, stockholder, successor, predecessor or affiliate thereof agrees to refrain from any defamation, libel or slander of Employee.

16.                                 RIGHT OF FIRST REFUSAL.  Subject to the terms and conditions herein, Employee shall be free to seek other employment with third parties (each, an “Other Employer”); provided that during the Term the Company shall have a right of first refusal with respect to the development, registration and/or commercialization of all Anti-Cancer Compounds (as defined below) developed by Other Employers during the Term.  Employee shall ensure that its written employment agreements with Other Employers contain provisions expressly granting such right of first refusal to the Company as provided in this Section 16.  For purposes of the foregoing, “Anti-Cancer Compounds” shall mean pharmaceutical compounds for treatment, diagnosis, palliation, and/or prevention of cancer, including without limitation, hematology-oncology, immunology and related fields.

17.                                 SURVIVAL OF CERTAIN PROVISIONS.  For the avoidance of doubt, the parties expressly agree and understand that Sections 5, 6, 14 and 15 of this Agreement shall remain in full force and effect in perpetuity.

18.                                 ARBITRATION AND EQUITABLE RELIEF.

(a)                                  ARBITRATION.  In consideration of Employee’s employment with the Company, the Company’s promise to arbitrate all employment-related disputes and Employee’s receipt of the compensation and other benefits paid to Employee by the Company, at present and in the future, Employee agrees that any and all controversies, claims or disputes with anyone (including the Company and any employee, officer, director, stockholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Employee’s employment with the Company, or the termination of Employee’s employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law.  Disputes which Employee agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under the state or federal law, including, but not limited to, claims under title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims.  Employee further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Employee.

(b)                                 PROCEDURE.  Employee agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that the neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes.  Employee agrees that the arbitrator shall have the power to decide any motions brought to any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing.  Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law.  Employee understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Employee shall pay the first $200.00 of any filing fees associated with any arbitration initiated.  Employee agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.  Employee agrees that the decision of the arbitrator shall be in writing.

(c)                                  REMEDY.  Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company.  Accordingly, except as provided for and by the Rules and this Agreement, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.  Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(d)                                 AVAILABILITY OF INJUNCTIVE RELIEF.  In addition to the right under the Rules to petition to the court for provisional relief, Employee agrees that any party may also petition the court for preliminary injunctive relief where either party alleges or claims a violation of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870, upon the same basis and showing as would other litigants, together with a showing that any potential arbitration award would be rendered ineffectual without such preliminary injunctive relief.  Employee understands that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both parties hereby consent to the issuance of an injunction.  In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorney fees.

(e)                                  ADMINISTRATIVE RELIEF.  Employee understands that this Agreement does not prohibit Employee from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the Workers’ Compensation Board.  This Agreement does, however, preclude Employee from pursuing court action regarding any such claim.

(f)                                    VOLUNTARY NATURE OF THIS AGREEMENT.  Employee acknowledges and agrees that Employee is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.  Employee further acknowledges and agrees that Employee has carefully read this Agreement and has asked any questions needed for Employee to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Employee is waiving his right to a jury trial.  Finally, Employee agrees that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.

19.                                 ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death or disability and (b) any successor of the Company.  Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes.  As used herein, “successor” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee.  Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation hereunder shall be null and void.

20.                                 NOTICES.  All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Company:	SuperGen, Inc.
4140 Dublin Blvd., Suite 200
Dublin, CA 94568
Attn: Chief Financial Officer

If to Employee:	Joseph Rubinfeld
5304 Blackhawk Drive
Danville, CA 94506

21.                                 SEVERABILITY.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

22.                                 ENTIRE AGREEMENT.  This Agreement and the Release represents the entire agreement and understanding between the Company and Employee concerning Employee’s employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings, whether oral or written, concerning Employee’s employment relationship with the Company.

23.                                 NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE.  This Agreement may only be amended, canceled or discharged in writing signed by Employee and the Company.

24.                                 GOVERNING LAW.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

25.                                 ACKNOWLEDGMENT.  Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SUPERGEN, INC.		JOSEPH RUBINFELD

By:	/s/ Walter Lack	/s/ Joseph Rubinfeld

Its:	Chairman—Compensation Committee

EXHIBIT A

CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a)                            Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                  Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT B

AGREEMENT AND RELEASE

RECITALS

This Agreement and Release (the “Release”) is made by and between Joseph Rubinfeld (“Employee”) and SuperGen, Inc. (the “Company”), collectively referred to as the Parties.

WHEREAS, the Parties are mutually agreeing to a reassignment of Employee’s position as President and Chief Executive Officer of the Company to that of Chief Scientist of the Company, effective December 31, 2003;

WHEREAS, in connection with such reassignment, the Parties are entering into that certain Employment, Confidential Information, Invention and Assignment Agreement, dated December 31, 2003 (the “Employment Agreement”), which is incorporated herein by reference, pursuant to which Employee will be entitled to receive, upon execution and nonrevocation of this Release, good and valuable benefits;

WHEREAS, Employee wishes to release the Company from any and all claims arising from or related to his employment relationship with the Company up to and including December 31, 2003;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with the Company up to and including December 31, 2003;

NOW THEREFORE, in consideration of the benefits provided for in the Employment Agreement and the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.     Consideration.

(a) The Company agrees to provide the benefits as provided for in Sections 7(b) and 10(a) and (b) of the Employment Agreement.

(b) Payment.  The Company will tender the benefits provided for in Sections 7(b) and 10(a) and (b) of the Employment Agreement within the dates specified in the Employment Agreement.

2.     Confidential Information.  Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with all such applicable provisions as set forth in the Employment Agreement, including, without limitation, Sections 5 and 6 of the Employment Agreement.

3.     Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company up to and including December 31, 2003.  Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, and assigns, hereby fully and forever releases the Company covering the period of his employment with the Company up to and including December 31, 2003 and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; fraud; fraudulent inducement; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and California Labor Code section 201, et seq. and section 970, et seq.;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Release; and

2

(h)   any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Release or to obligations provided for in the Employment Agreement.

Employee acknowledges and agrees that any breach of any provision of this Release shall constitute a material breach of this Release and shall entitle the Company immediately to recover the benefits provided to Employee pursuant to Section 1(a) of this Release.  Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of this provision.

4.     Acknowledgement of Waiver of Claims Under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) for the period of time during his employment with the Company up to and including December 31, 2003 and that this Release is knowing and voluntary.  Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release.  Employee acknowledges that the consideration given for Release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Release;

(b) he has up to twenty-one (21) days within which to consider this Release;

(c) he has seven (7) days following his execution of this Release to revoke the Release; and

(d) this Release shall not be effective until the revocation period has expired.

(e) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

5.     Civil Code Section 1542.  The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Release.  Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

3

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6.     No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

7.     No Admission of Liability.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Release shall be deemed or construed to be:

(a) an admission of the truth or falsity of any claims heretofore made or

(b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

8.     No Knowledge of Wrongdoing.  Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

9.     Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Release.

10.   Indemnification.  Employee agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Release by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, contrary to the provisions of this Release.  Employee further agrees that in any such action or proceeding, this Release may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

11.   Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Release, their interpretation, and any of the matters herein released, shall be subject to binding arbitration as provided for in the Employment Agreement.

12.   Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release.  Employee represents and warrants that he has the capacity to

4

act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release.  Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

13.   No Representations.  Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Release.

14.   Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

15.   Entire Agreement.  This Release and the Employment Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter of this Release and all prior representations, understandings, and agreements concerning the subject matter of this Release have been superseded and replaced by the terms of this Release.

16.   No Waiver.  The failure of any party to insist upon the performance of any of the terms and conditions in this Release, or the failure to prosecute any breach of any of the terms and conditions of this Release, shall not be construed thereafter as a waiver of any such terms or conditions.  This entire Release shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

17.   No Oral Modification.  Any modification or amendment of this Release, or additional obligation assumed by either party in connection with this Release, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.  No provision of this Release can be changed, altered, modified, or waived except by an executed writing by the Parties.

18.   Governing Law.  This Release shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

19.   Attorneys’ Fees.  In the event that either Party brings an action to enforce or effect its rights under this Release, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

20.   Effective Date.  This Release is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Release (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Release was signed by Employee.

5

21.   Counterparts.  This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22.   Voluntary Execution of Agreement.  This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

(a) They have read this Release;

(b) They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel

(c) They understand the terms and consequences of this Release and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

SuperGen, Inc.

Dated:	By	/s/ Walter Lack
	Its:	Chairman—Compensation Committee

Joseph Rubinfeld, an individual

Dated:	/s/ Joseph Rubinfeld
Joseph Rubinfeld

6

EXHIBIT C

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement  (the “Mutual Release”) is made by and between Joseph Rubinfeld (“Employee”) and SuperGen, Inc. (the “Company”), collectively referred to as the Parties.

1.     Mutual Release of Claims.  The Parties hereby release and forever discharge each other from all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities of any nature whatsoever, whether known or unknown, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, which the Parties have, had, or claim to have against each other prior to and including the Effective Date of this Agreement (the “Released Claims”); provided, however, that the foregoing release shall not apply to (a) any claims relating to Employee’s service as a member of the Company’s board of directors and (b) any stockholder derivative claims that Employee may bring against the Company. The foregoing mutual releases of the Released Claims shall be binding upon, and shall inure to the benefit of, not only the Parties, but also, as applicable, the Parties’ past and present officers, directors, principals, general partners, limited partners, employees, shareholders, agents, attorneys, accountants, insurers, representatives, licensees and licensors, servants, affiliates, subsidiaries, parent companies, successors, heirs, and assigns.  These mutual releases shall have no effect upon the rights and obligations of the Parties under the Employment, Confidential Information, and Invention Assignment Agreement, entered into as of December 31, 2003 (the “Employment Agreement”), or upon any rights Employee may have to indemnification by the Company in his capacity as an officer or director of the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, Bylaws (as amended), insurance policies or laws, as applicable.

2.     Waiver & Release of Unknown Claims:  California Civil Code Section 1542.  The Parties expressly waive and relinquish any and all rights and benefits they now have or may have in the future that are related to the Released Claims under the terms of Section 1542 of the Civil Code of the State of California:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that they are aware that, after executing this Agreement, they or their attorneys or agents may discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement, the Released Claims described in Paragraph 1 above, or the Parties hereto, but that it is the Parties’ intention to fully, finally and forever settle and release all of the Released Claims, claims, matters, disputes and differences known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore may have existed against each other relating to the Released Claims.

3.     Acknowledgement of Waiver of Claims Under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) for the period of time during his employment with the Company up to and including December 31, 2003 and that this Release is knowing and voluntary.  Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release.  Employee acknowledges that the consideration given for Release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Release;

(b) he has up to twenty-one (21) days within which to consider this Release;

(c) he has seven (7) days following his execution of this Release to revoke the Release; and

(d) this Release shall not be effective until the revocation period has expired.

(e) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

4.     No Pending or Future Lawsuits.  The parties represent that they have no lawsuits, claims, or actions pending against each other and that they do not intend to bring any such lawsuits, claims or actions.

5.     No Knowledge of Wrongdoing.  The parties represent that they  have no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

6.     Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Release.

7.     Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Release, their interpretation, and any of the matters herein released, shall be subject to binding arbitration as provided for in the Employment Agreement.

8.     Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Mutual Release.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Mutual Release.  Each party warrants and represents that there are

2

no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

9.     No Representations.  Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Mutual Release.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Mutual Release.

10.   Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Mutual Release shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

11.   Entire Agreement.  This Mutual Release constitutes the entire agreement and understanding between the Parties concerning its subject matter.

12.   No Waiver.  The failure of any party to insist upon the performance of any of the terms and conditions in this Mutual Release, or the failure to prosecute any breach of any of the terms and conditions of this Mutual Release, shall not be construed thereafter as a waiver of any such terms or conditions.  This entire  Mutual Release shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

13.   No Oral Modification.  Any modification or amendment of this Mutual Release, or additional obligation assumed by either party in connection with this Mutual Release, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.  No provision of this Mutual Release can be changed, altered, modified, or waived except by an executed writing by the Parties.

14.   Governing Law.  This Mutual Release shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

15.   Attorneys’ Fees.  In the event that either Party brings an action to enforce or effect its rights under this Mutual Release, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

16.   Effective Date.  This Mutual Release is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Mutual Release (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Mutual Release was signed by Employee.

17.   Counterparts.  This Mutual Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

3

18.   Voluntary Execution of Agreement.  This Mutual Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

(a) They have read this Mutual Release;

(b) They have been represented in the preparation, negotiation, and execution of this Mutual Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel

(c) They understand the terms and consequences of this Mutual Release and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Mutual Release.

IN WITNESS WHEREOF, the Parties have executed this Mutual Release on the respective dates set forth below.

SuperGen, Inc.

Dated:	By
Its:

Joseph Rubinfeld, an individual

Dated:
Joseph Rubinfeld

4